UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2008
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota		55305

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Entry into a Material Definitive Agreement.
Effective as of April 11, 2008, Lakes Entertainment, Inc. (“Lakes”) entered into a Client’s Agreement with UBS Financial Services Inc. (“UBS”) dated April 4, 2008 as supplemented by an Addendum and Second Addendum of even date for the purpose of borrowing and/or obtaining credit in a principal amount not to exceed $11,000,000 (“Margin Account Agreement”). The Margin Account Agreement is secured by Lakes’ auction rate certificates. Amounts borrowed under the Margin Account Agreement are due and payable on demand and bear interest at a floating rate of interest per annum equal to the sum of the prevailing daily 30-day LIBOR plus 25 basis points. Interest is charged monthly, but interest may be capitalized and no interest payments required if the minimum equity ratio is maintained in the collateral accounts. UBS may change the minimum equity ratio in its sole discretion at any time. The initial minimum equity ratio is 25% of the face value of the auction rate certificates. Lakes made an initial draw in the principal amount of $3,000,000 on April 11, 2008 under the Margin Account Agreement for working capital purposes.
Copies of the Company’s material agreement with addendums relating to, and the press release announcing, the Margin Account Agreement are attached as exhibits to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
This discussion of the Margin Account Agreement in Item 1.02 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

10.1
Client’s Agreement dated April 4, 2008 (and effective as of April 11, 2008) between Lakes Entertainment, Inc. and UBS Financial Services Inc. together with Addendum dated April 4, 2008 and Second Addendum dated April 4, 2008.

99.1	Lakes Entertainment, Inc. Press Release dated April 17, 2008.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: April 17, 2008	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

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